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                                                                    EXHIBIT 99.1

                         CLOSING AND HOLDBACK AGREEMENT

         This Closing and Holdback Agreement ("Agreement") is made and entered into this 31st day of March, 2000, by and among Park Pharmacy Corporation, a Colorado corporation ("Parent"), Total Acquisition Corporation, a Texas corporation ("Merger Sub"), Total Pharmacy Supply, Inc., a Texas corporation (the "Company"), and Carl S. Moses and Cynthia A. Moses (collectively, the "Shareholders").

         WHEREAS, Parent, Merger Sub, the Company and the Shareholders are parties to that certain Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement"), pursuant to which Merger Sub is being merged with and into the Company, with the Company being the Surviving Corporation and becoming a wholly owned subsidiary of Parent; and

         WHEREAS, Parent, Merger Sub, the Company and the Shareholders have agreed that Parent may hold back from the consideration payable to Shareholders at the Closing ten percent (10%) of the Parent Preferred Shares as determined pursuant to Section 2.1 of the Merger Agreement, as security for Parent's right to be reimbursed for costs, expenses and losses arising out of breaches of representations, warranties and/or covenants of the Shareholders and/or the Company; and

         WHEREAS, capitalized terms used herein, unless otherwise indicated, shall have the respective meanings ascribed to them in the Merger Agreement.

         In connection with the consummation of the transactions contemplated by the Merger Agreement, the parties hereto agree as follows:

         1. Holdback. At the Closing, Parent shall deduct from the consideration to be paid to Shareholders for the Shares ten percent (10%) of the Parent Preferred Shares as determined pursuant to Section 2.1 of the Merger Agreement (the "Holdback"). The Holdback shall be held by Parent until the one year anniversary of the Closing or later, as provided below.

         2. Holdback Claim Procedure. Shareholders and the Company have made various representations, warranties, and covenants in the Merger Agreement. This Agreement has been executed and delivered, and the Holdback hereunder is being made, for the purpose of providing reimbursement to Parent for costs, expenses and losses arising out of breaches by Shareholders and/or the Company of any such representations, warranties or covenants.

                  2.1 Initiation of Holdback Claim Procedure. If Parent has a claim that any of the representations, warranties or covenants of Shareholders and/or the Company has been breached, Parent shall give notice of such claim to Shareholders stating the amount it believes it is entitled to charge against the Holdback (reasonably estimated if necessary) as reimbursement for any damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (each being a "Loss") arising out of such breach (a "Claim Notice") within forty-five (45) days after first becoming aware




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of such Loss. Each Claim Notice shall specify in reasonable detail each individual item giving rise to any such claim included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the breach of the representation, warranty, or covenant, to which each such item is related.

                  2.2 Shareholders' Objection. Unless the Shareholders by written notice (a "Claim Objection Notice") to Parent objects to the charge against the Holdback requested in a Claim Notice within forty-five (45) days after the receipt by the Shareholders of such Claim Notice (the "Claim Objection Period"), Parent shall be entitled to keep forever, and the Shareholders shall not be entitled to, that number of Parent Preferred Shares having a value equal to the Loss (as reasonably estimated by Parent if necessary), based on the value of the Parent Preferred Shares on the Closing Date as provided under Section 2.1 of the Merger Agreement. A Claim Objection Notice shall state in reasonable detail the basis for the objection and the portion, if any, of the claimed charge to the Holdback as to which the Shareholders do not object.

                  2.3 Negotiated Settlement of Claims. In the event that the Shareholders do deliver a Claim Objection Notice with respect to any claim or claims made in any Claim Notice, the Shareholders and the Parent shall, within the thirty (30) day period beginning as of the date of the receipt by the Parent of the Claim Objection Notice, attempt in good faith to agree upon the proper resolutions of each of such claims. If the parties should so agree, a memorandum (a "Memorandum") setting forth such agreement shall be prepared and signed by both parties, and in such event, the Parent shall be entitled to keep forever, and the Shareholders shall not be entitled to, that number of Parent Preferred Shares having a value equal to the Loss (as agreed to by the parties pursuant to such Memorandum), based on the value of the Parent Preferred Shares on the Closing Date as provided under Section 2.1 of the Merger Agreement.

                  2.4 Arbitration. If no agreement can be reached after good faith negotiation within the thirty (30) day period specified in Section 2.3 or such extended period as Parent and the Shareholders shall mutually agree upon in writing, the matter shall be submitted to and reviewed by an arbitrator in accordance with the rules and procedures of the American Arbitration Association. The decision of the arbitrator as to the validity and amount of any claim shall be conclusive and binding upon Parent and the Shareholders. The Parent shall be entitled to make charges against the Holdback in accordance with such decision. The arbitrator's decision may be used as a basis for entry of judgment in any jurisdiction.

         3. Payments from the Holdback.

                  3.1 Distribution of Holdback. Subject to the provisions of
Section 3.2, on the one year anniversary of the Closing Date (the "Distribution Date"), Parent shall distribute to the Shareholders any Parent Preferred Shares remaining in the Holdback, less that number of Parent Preferred Shares having a value equal to any Pending Claims (based on the value of the Parent Preferred Shares on the Closing Date as provided in Section 2.1 of the Merger Agreement) outstanding on such Distribution Date. Parent shall be entitled to retain that portion of the Parent Preferred Shares in the Holdback equal to one hundred percent (100%) of such unsatisfied Pending



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Claims, plus accrued interest thereon from the date of the Claim Notice(s), and only the remaining balance of Parent Preferred Shares shall be delivered to the Shareholders. With respect to such Pending Claims, this Agreement shall remain in effect until such claims have been resolved in accordance with the procedures set forth in Section 2 of this Agreement.

         3.2 Subsequent Distributions. Promptly following the expiration of the Claim Objection Period described in Section 2.2, in cases covered by Section 2.1 of this Agreement, or the execution of a Memorandum under Section 2.3, or the decision of an arbitrator under Section 2.4 relating to any Pending Claim outstanding on the Distribution Date (each such date a "Subsequent Distribution Date"), Parent shall:

                  (i) retain such portion of the Holdback that it is entitled to under an unchallenged Claim Notice or pursuant to a Memorandum or decision of an arbitrator; and

                  (ii) deliver to Shareholders that portion of the Holdback, if any, equal to the excess of (x) the Holdback (after payment of the amount set forth in clause (i) above) over (y) the amount of all remaining Pending Claims outstanding on such Subsequent Distribution Date.

         4. Termination of the Agreement.

         This Agreement shall terminate upon the disposition of the full amount of the Holdback pursuant to the provisions of Section 3 of this Agreement.

         5. Miscellaneous Provisions.

                  5.1 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, when received if sent by facsimile transmission, on the date after deposit with an overnight courier if deposited, postage prepaid, addressed as follows or on the third day after mailing if mailed by certified or registered mail, postage prepaid, addressed as follows (or addressed to such other address as may be requested in writing from time to time by a party desiring to change the address to which such communications are to be delivered or mailed):

                  Parent:           Park Pharmacy Corporation
                                    Attn: Thomas R. Baker
                                    10711 Preston Road, Suite 250
                                    Dallas, Texas   75230
                                    Fax:   (214) 692-9924




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               With a copy to: Carrington, Coleman, Sloman & Blumenthal, L.L.P.
                               Attn:  John W. Wesley, Esq.
                               200 Crescent Court, Suite 1500
                               Dallas, Texas  75201
                               Fax:   (214) 855-1333

               The Company:    Total Pharmacy Supply, Inc.
                               2016 East Randol Mill Road
                               Suite 403
                               Arlington, Texas 76011

               Shareholders:   Carl S. Moses
                               Cynthia A. Moses
                               2016 East Randol Mill Road
                               Suite 403
                               Arlington, Texas 76011

         Any notices required to be given to any party to this Agreement shall be given contemporaneously to all of the parties to this Agreement.

                  5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such State and shall be binding on the successors and assigns of the parties herein.

                  5.3 Entire Agreement. This Agreement is entered into and delivered pursuant to the Merger Agreement and sets forth the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  5.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                  5.5 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or conditions hereof may be waived, only by a written instrument signed by all of the parties, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.





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                  5.7 Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonable, required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                  5.8 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                  5.9 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

"PARENT"                                   "THE COMPANY"

PARK PHARMACY CORPORATION,                 TOTAL PHARMACY SUPPLY, INC.,
a Colorado corporation                     a Texas corporation


By: /s/ Thomas R. Baker                    By: /s/ Carl S. Moses
    ----------------------------               --------------------------------
Name: Thomas R. Baker                      Name: Carl S. Moses
Title: President                           Title: President


"MERGER SUB"                               "SHAREHOLDERS"

TOTAL ACQUISITION CORPORATION,
a Texas corporation                        /s/ Carl S. Moses
                                           ------------------------------------
                                           Carl S. Moses

By: /s/ Thomas R. Baker
    ----------------------------
Name: Thomas R. Baker                      /s/ Cynthia A. Moses
Title: President                           ------------------------------------
                                           Cynthia A. Moses




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